UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2007

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-17219	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500,
Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Theft of Intellectual Property and Copyright Complaints. In January 2007, the Company filed a lawsuit in the Third Judicial District Court, Salt Lake County, State of Utah against WideBand Solutions, Inc. and two of its principals, one former employee named Dr. Jun Yang, and one previously affiliated with the Company (the “Intellectual Property Case”). ClearOne also brought claims against Biamp Systems Corporation, Inc. The matter was subsequently removed to federal court, the United States District Court, District of Utah, Central Division. The case is styled ClearOne Communications, Inc. v. Jun Yang, et. al. Civil No. 2:07-co-37 TC.  The Complaint brings claims against different combinations of the defendants for, among other things, misappropriation of certain trade secrets, breach of contract, conversion, unjust enrichment and intentional interference with business and contractual relations. The relief being sought by the Company includes an order enjoining the defendants from further use of the Company’s trade secrets and an award consisting of, among other things, compensation and damages related to the unjust enrichment of the defendants. The Court subsequently granted leave to add a third WideBand principal as a defendant to the case. In August 2007, the Company filed a motion for a preliminary injunction in the United States District Court, District of Utah, seeking to enjoin Wideband Solutions, Inc. from licensing certain technology the Company believes constitutes its intellectual property and trade secrets to Harman Music Group, Inc.  On October 30, 2007, the Chief Judge of the United States District Court, the Honorable Tena Campbell, issued a Memorandum Decision and Order (the “Injunction Order”).  The Injunction Order “GRANTS ClearOne’s motion for a Preliminary Injunction,” and orders that “Dr. Yang, as well as his agents, servants, officers, employees, entities and those acting under his direction and control, are hereby enjoined from working on or delivering any computer code – either source code or object code – to Harman until the completion of the trial.”  In reaching its decision, the Court found that Dr. Yang was subject to a valid and enforceable Confidentiality, Non-Competition, and Invention Assignment Agreement (the “NDA”), and that ClearOne had demonstrated “a substantial likelihood that ClearOne will succeed on its claims that Dr. Yang violated the NDA” and derived the code that WideBand was attempting to license to Harman from code belonging to ClearOne. The Injunction Order is Docket Entry 572.

On Monday, October 29, 2007, the Company filed a second action against WideBand and the same three principals named as defendants in the Intellectual Property Case, this time alleging copyright infringement, vicarious copyright infringement, and contributory copyright infringement (the “Copyright Case”). The claims in the Copyright Case arise out of a copyright issued to the Company for the same computer code that is the subject of the claims in the Intellectual Property Case. The relief being sought by the Company includes an order enjoining the defendants from further use of the Company’s copyrighted material, and an award consisting of, among other things, compensation and damages related the copyright infringement. The defendants in the Copyright Case have not yet filed a response.

This litigation is subject to all of the risks and uncertainties of litigation and there can be no assurance as to the probable result of this litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: October 31, 2007	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chairman, President and Chief Executive Officer